UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2012

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Explanatory Note

This Form 8-K is being filed to clarify Tutor Perini Corporation’s (the “Company”) disclosure included in its Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2012, specifically regarding Judge Dickran M. Tevrizian, Jr.’s annual meeting attendance for its Board of Directors (the “Board”) and applicable committee meetings. On page 9 of the Proxy Statement the Company disclosed the following: “The Board met six times during 2011.  During 2011, each of our directors attended at least 75% of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which such director served with the exception of Judge Tevrizian whose term began in September 2011.”

In accordance with the requirements of item 407(b) of Regulation S-K, the Company is clarifying this disclosure to confirm that Judge Tevrizian attended 100% of the Board and applicable committee meetings subsequent to the start of his term in September 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: June 12, 2012	By:	/s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer